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Exhibit 10.11

Second Amended and Restated
Basic Energy Services, Inc.
2003 Incentive Plan

SECTION 1. Purpose of the Plan.

        The Second Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (the "Plan") is intended to promote the interests of Basic Energy Services, Inc. (formerly named BES Holding Co.), a Delaware corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

        Effective as of the effective date of the Plan as set forth in Section 10 hereunder, all outstanding stock options and other Awards granted under the Plan (including Awards previously assumed by the Company under predecessor plans) prior to this amendment and restatement, are assumed and continued hereunder. All outstanding Awards that are assumed and continued under this Plan, as amended and restated, shall remain subject to their individual Award Agreements for each such outstanding Award.

SECTION 2. Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee, (ii) any "parent corporation" of the Company (as defined in Section 424(e) of the Code) and (iii) any "subsidiary corporation" of any such parent (as defined in Section 424(f) of the Code) thereof.

        "Award" shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, Other Stock-Based Award or Cash Award.

        "Award Agreement" shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

        "Board" shall mean the Board of Directors of the Company.

        "Bonus Shares" shall mean an award of Shares granted pursuant to Section 6(d) of the Plan.

        "Cash Award" shall mean an award payable in cash granted pursuant to Section 6(f) of the Plan.

        "Change in Control" shall mean the occurrence of any one of the following:

          (a)   the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual or "person" (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934 (the "Exchange Act")), other than (i) Southwest Royalties Holdings, Inc. and its "affiliates" (as such term is defined in Rule 144 under the Exchange Act), (ii) Credit Suisse First Boston Corporation and its "affiliates" (as such term is defined in Rule 144 under the Exchange Act), (iii) the Company or any Affiliates controlled by the Company, (iv) any employee benefit plan of the Company or any of its Affiliates or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding securities;

          (b)   the individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or (ii) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board;

          (c)   the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company to an unrelated person; or

          (d)   the adoption of a plan relating to the liquidation or dissolution of the Company.

          Solely with respect to any Award that is subject to Section 409A of the Code, this definition is intended to comply with the definition of change in control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

        "Committee" shall mean the committee appointed by the Board to administer the Plan or, if none, the Board.

        "Company" shall mean the corporation described in Section 1 of the plan.

        "Consultant" shall mean any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate for a fee.

        "Covered Person" shall mean any of the Chief Executive Officer of the Company and the four (4) highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

        "Director" shall mean a "non-employee director" of the Company, as defined in Rule 16b-3.

        "Employee" shall mean any employee of the Company or an Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean, with respect to Shares, the fair market value determined in good faith by the Committee, which may be conclusively deemed by the Committee to be the closing sales price (or, if applicable, the highest reported bid price) of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

        "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute "incentive stock options" for purposes of Section 422 of the Code or nonqualified stock options that are not intended to satisfy the requirements of Section 422 of the Code.

        "Other Stock-Based Award" shall mean an award granted pursuant to Section 6(g) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

        "Participant" shall mean any Director, Employee or Consultant granted an Award under the Plan.

        "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

        "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or a subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net earnings; (ii) operating income; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, taxes, depreciation, and amortization expenses ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items; (vi) net income before interest, income and franchise taxes, depreciation and amortization expenses, and any unusual or non-recurring non-cash expenses or income ("Company EBITDA"); (vii) revenue; (viii) return on investment; (ix) return on equity; (x) return on total capital; (xi) return on assets; (xii) total stockholder return; (xiii) return on capital employed in the business; (xiv) stock price performance; (xv) earnings per share growth; and (xvi) cash flows. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result under a particular business criterion and may include, for example, maintaining the status quo or limiting economic losses.

        "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

        "Plan" shall mean the plan described in Section 1 of the Plan and set forth in this document, as amended from time to time.

        "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

        "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

        "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

        "Termination for Cause" shall mean, unless eliminated or otherwise defined by the Committee in a Participant's Award, the occurrence of any of the following events:

            (i)  the commission by Participant of a material act of willful misconduct including, but not limited to, the willful violation of any material law, rule, regulation or cease and desist order applicable to Participant or the Company (other than a law, rule or regulation relating to a minor traffic violation or similar offense), or an act which constitutes a breach of a fiduciary duty owed to the Company by Participant involving personal profit;

           (ii)  the commission by Participant of an act of dishonesty relating to the performance of Participant's duties, habitual unexcused absence from work, willful failure to perform duties in any material respect (other than any such failure resulting from Participant's incapacity due to physical or mental illness or disability), or gross negligence in the performance of duties resulting in material damage or injury to the Company, its reputation or goodwill (provided, however, that in the event of Participant's willful failure to perform duties in any material respect, Participant shall be provided with written notice of such event and shall be provided with a reasonable opportunity, and in no event more than 30 days, to cure such failure to perform his duties); or

          (iii)  any felony conviction of Participant or any conviction involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

        "Termination for Good Reason" shall mean, unless eliminated or otherwise defined by the Committee in a Participant's Award, any nonconsentual (i) material reduction in the Participant's authority, duties or responsibilities; (ii) reduction in the Participant's compensation by more than 20 percent from the compensation (excluding Awards pursuant to this Plan or other stock-based compensation) paid by the Company during the completed fiscal year prior to the Change of Control; or (iii) change caused by the Company in the Participant's office location of more than 35 miles from its location on the date of the Change in Control; provided, however, that the Participant terminates his employment with the Company and its Affiliates hereunder within 120 days following the date on which the Participant has actual notice of the event that gives rise to the Termination for Good Reason.

SECTION 3. Administration.

          (a)   General. The Plan shall be administered by the Committee. Should any class of Common Stock be registered under Section 12(g) of the Exchange Act, the Committee shall be composed of not less than two (2) members of the Board, each of whom shall meet the definition of "nonemployee director" for purposes of Rule 16b-3 promulgated by the SEC under the Exchange Act and an "outside director" under Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee who are present at any meeting thereof at which a quorum is present, or the acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

          (b)   Committee Authority. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; provided, however, the Committee shall not take any action otherwise authorized under this Section 3(b) to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the Participant without the consent of the Participant. No member of the Committee shall vote or act upon any matter relating solely to himself and grants of Awards to members of the Committee must be ratified by the Board. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder and the members of the Board and Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the full extent permitted by law.

SECTION 4. Shares Available for Awards.

          (a)   Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be up to 1,000,000 Shares. Except for withholding of Shares for payment of taxes or exercise price, if any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted. Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, an Other Stock-Based Award that can be satisfied only by the payment of cash.

          (b)   Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares and shall be fully paid and nonassessable.

          (c)   Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the maximum number and type of Shares (or other securities or property) with respect to which Awards may be granted to any single individual during any calendar year, (iii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iv) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

SECTION 5. Eligibility.

        Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

          (a)   Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

              (i)  Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

             (ii)  Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms, in which payment of the exercise price with respect thereto may be made or deemed to have been made (which may include, without limitation, cash, check acceptable to the Company, Shares held for the period required to avoid a charge to the Company's reported financial earnings and owned free and clear of any liens, claims, encumbrances or security interests, outstanding Awards, a "cashless-broker" exercise (through procedures approved by the Committee and the Company), other securities or other property, notes approved by the Committee, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price); provided, however, in order to exercise an Option, the Person or Persons entitled to exercise the Option shall deliver to the Company payment in full for the Shares being purchased and, unless other arrangements have been made with, or procedures have been established and approved by, the Committee, any required withholding taxes.

            (iii)  Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code while each such entity is a "Corporation" described in Section 7701(a)(3) of the Code and Treas. Reg. Section 1.421-1(i)(1). To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall be nonqualified stock options. No Option that is an incentive stock option shall be exercisable after the expiration of 10 years from its date of grant. Notwithstanding anything herein to the contrary, in no event shall any person owning stock possessing more than 10% of the total combined voting power of the Company and its Affiliates be granted an incentive stock option hereunder unless (1) the Option exercise price shall be at least 110% of the Fair Market Value of the Shares subject to such Option at the time the Option is granted and (2) the term during which such Option is exercisable does not exceed five years from its date of grant.

            (iv)  Limits. Subject to adjustment as provided in Section 4(c), the maximum number of Options that may be granted to any Participant during any calendar year shall not exceed 100,000 Shares.

          (b)   Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

              (i)  Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

             (ii)  Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

            (iii)  Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

            (iv)  Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(h)(i).

             (v)  Limits. Subject to adjustment as provided in Section 4(c), the maximum number of Shares of Restricted Stock that may be granted to any Participant during any calendar year shall not exceed 100,000 Shares.

          (c)   Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount (e.g., $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

              (i)  Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award. In the case of any Performance Award granted to a Covered Employee in any calendar year in which any class of Common Stock is registered under Section 12(g) of the Exchange Act, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations issued thereunder (including Treasury Regulation Section 1.162-27 and any successor regulation thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is "substantially uncertain" at the time of grant. In addition, achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than six (6) months and not more than ten (10) years, as specified by the Committee. Performance goals in the case of any Performance Award granted to a Covered Person in any year in which any class of Common Stock is registered under Section 12(g) of the Exchange Act shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Award, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code. Subject to Section 8, the Committee shall not exercise discretion to increase any amount payable in respect of a Performance Award which is intended to comply with Section 162(m) of the Code.

             (ii)  Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant's first taxable year in which the Performance Award is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company's first taxable year in which the Performance Award is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. To the extent that settlement is to be made in Shares, the amount payable under a Performance Award shall be divided by the FMV Per Share of Common Stock on the determination date and a stock certificate evidencing the resulting shares of Common Stock (to the nearest full share) shall be delivered to the Participant, or his personal representative, and the value of any fractional shares will be paid in cash.

            (iii)  Limits. The maximum value of Performance Awards that may be granted to any Participant during any calendar year shall not exceed $500,000.

          (d)   Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted.

          (e)   Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

              (i)  Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including Performance Objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

             (ii)  Dividends. Any Phantom Share award may provide that an amount equal to any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

            (iii)  Limits. Subject to adjustment as provided in Section 4(c), the maximum number of Phantom Shares that may be granted to any Participant during any calendar year shall not exceed 100,000.

            (iv)  Additional Limitations. Notwithstanding any other provision of this Section 6(e) to the contrary, any such Phantom Shares Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.

          (f)    Cash Awards. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Company or its Affiliates. If granted, a Cash Award shall be granted (simultaneously or subsequently) in tandem with another Award and shall entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award; provided, however, a Cash Award shall not be granted in tandem or in combination with any other Award if that would (i) cause application of Section 409A of the Code to either Award or (ii) result in adverse tax consequences under Section 409A of the Code should that Code section apply to either Award.

          (g)   Other Stock-Based Awards. The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Notwithstanding any other provision of the Plan to the contrary, any Other Stock-Based Award shall contain terms that (i) are designed to avoid application of Section 409A of the Code or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to such Award. Subject to adjustment as provided in Section 4(c) insofar as that provision relates to Shares, the maximum number of Shares or value for which Other Stock-Based Awards may be granted to any Participant during any calendar year shall not exceed 100,000 Shares, if the Award is in Shares, or $500,000, if the Award is in dollars.

          (h)   General.

              (i)  Limits on Transfer of Awards.

        A.
        Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

        B.
        Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company). Any such attempted or purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void, ineffective and unenforceable against the Company or any Affiliate, and shall give no right to the purported transferee, and shall at the sole discretion of the Committee result in the forfeiture of the Award with respect to the Award involved in such attempted or perpetual transfer or encumbrance.

        C.
        Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, (1) a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish, and (2) an Award other than an Incentive Stock Option may be transferred pursuant to a qualified domestic relations order described in Section 414(p) of the Code.

             (ii)  Term of Awards. Subject to the terms of the Plan, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

            (iii)  Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (iv)  Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

             (v)  Delivery of Shares or other Securities upon Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company.

            (vi)  Section 409A Considerations. Notwithstanding any other provision of the Plan to the contrary, any Award granted after December 31, 2004 shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that Code Section apply to the Award.

SECTION 7. Amendment and Termination.

        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a)   Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange or market on which the shares are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person.

          (b)   Amendments to Awards. Subject to (d) below, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall reduce the benefit to Participant without the consent of such Participant. In no event shall the Committee, if not the Board, take action without the approval of the Board that constitutes a "repricing" of an Option for financial accounting purposes, and any Board-approved repricing shall be inoperative and ineffective unless and until approved by the stockholders.

          (c)   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, that any such election would not (i) cause the application of Section 409A of the Code to the Award or (ii) create adverse tax consequences under Section 409A of the Code should Section 409A apply to the Award.

          (d)   Section 162(m). The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of the performance based compensation exception to Section 162(m) of the Code, to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. With respect to an Award that is subject to Section 162(m) of the Code, subject to Section 8, the Committee (i) shall not take any action that would disqualify such Award as performance based compensation and (ii) must first certify that the Performance Objectives, if applicable, have been achieved before the Award may be paid.

SECTION 8. Change in Control.

          (a)   Awards Granted on or Prior to March 1, 2005. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company all outstanding Awards granted on or prior to March 1, 2005 shall automatically become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full (at the highest level).

          (b)   Awards Granted After March 1, 2005. With respect to Awards granted after March 1, 2005, notwithstanding any other provision of this Plan to the contrary, in the event that a Participant's employment with the Company (or a successor) and all of its Affiliates terminates within 2 years after a Change in Control of the Company and (i) such termination of employment was initiated by the Company (or a successor) other than for a Termination for Cause or (ii) such termination of employment was initiated by a Participant after determining in the Participant's good faith reasonable judgment that the termination is a Termination for Good Reason, all such Awards of each affected Participant shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee in the Participant's Award), all restrictions, if any, with respect to such Awards shall lapse, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full (at the highest level). Unless the Company survives as an independent publicly traded company, all Options outstanding at the time of the events that give rise to each affected Participant's right to Change in Control benefits hereunder shall terminate and the Optionee shall be paid, with respect to each Option, an amount in cash equal to the excess of the Fair Market Value of a Share over the Option's exercise price (if the Option exercise price exceeds the Fair Market Value of a Share on such date, the Optionee shall be paid an amount in cash equal to the lesser of $1.00 or the Black-Scholes value of the cancelled Option as determined in good faith by the Board), unless and except to the extent provision is made in writing in connection with such Change in Control event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue as fully vested and immediately exercisable Options in the manner and under the terms so provided.

SECTION 9. General Provisions.

          (a)   No Rights to Awards. No Director, Employee, Consultant or other Person shall have any claim to be granted any Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards, and the terms and conditions of Awards need not be the same with respect to each recipient.

          (b)   Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable at the minimum statutory rate in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes at the minimum statutory rate. In addition, the Committee may provide, in an Award Agreement, that the Participant shall have the right to direct the Company to satisfy the Company's tax withholding obligation through the "constructive" tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

          (c)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or other service relationship at any time, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (d)   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law.

          (e)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (f)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

          (g)   Unfunded Plan. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund or funds. Neither the Plan nor any Award shall establish any kind of a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

          (h)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (i)    Substitute Awards. Awards may be granted from time to time in substitution for similar awards held by employees or directors of other corporations who become Employees or Directors of the Company or its Affiliates as the result of a merger or consolidation of such director or employee's employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of such director or employee's employing corporation, or the acquisition by the Company or any Affiliate of the stock of such director or employee's employing corporation. The terms and conditions of substitute Awards granted shall comport with the terms and conditions set forth in the Plan.

          (j)    Shareholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders' agreement or repurchase agreement in such form as approved from time to time by the Board.

          (k)   Gender, Tense and Headings. Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter and words used in the singular shall include the plural. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          (l)    No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

          (m)  Section 162(m) Special Transition Rule. Should any class of Common Stock be registered under Section 12(g) of the Exchange Act, the Plan is intended to qualify for the transition relief provided under Treasury Regulation §1.162-27(f). Accordingly, all compensation realized by Participants in connection with Awards granted under the Plan within the reliance period described therein is intended to be exempt from the limitation on tax deductibility under Section 162(m) of the Code. For purposes of the Plan, the reliance period will expire on the earlier of (i) the expiration of the Plan, (ii) a "material modification" of the Plan (within the meaning of Treasury Regulation §1.162-27(h)(1)(iii)), (iii) the issuance of all Common Stock that has been allocated under the Plan, or (iv) the first meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Common Stock is first registered under Section 12(g) of the Exchange Act.

SECTION 10. Effective Date of the Plan.

        The Plan, as hereby amended and restated, shall be effective on the date it is approved and adopted by the Board, including with respect to all Awards granted on or after March 1, 2005, except as otherwise provided in the Plan.

SECTION 11. Term of the Plan.

        No Award shall be granted under the Plan after the 10th anniversary of the earlier of the date this Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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Second Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan